EXHIBIT 32.01

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

We, Revathi Advaithi and Jaime Martinez, Chief Executive Officer and Interim Chief Financial Officer, respectively, of Flex Ltd. (the “Company”), hereby certify, to the best of our knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

•the Quarterly Report on Form 10-Q of the Company for the period ended September 27, 2024, as filed with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

•the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement has been provided to Flex Ltd. and will be retained by it and furnished to the Securities and Exchange Commission or its staff upon request.

Date:	October 31, 2024	/s/ Revathi Advaithi
Revathi Advaithi
Chief Executive Officer
(Principal Executive Officer)

Date:	October 31, 2024	/s/ Jaime Martinez
Jaime Martinez
Interim Chief Financial Officer
(Principal Financial Officer)